                                  EXHIBIT 10.5

                              EMPLOYMENT MEMORANDUM

         I, MICHAEL CALDERONE, was hired March 3, 1999, for the position of President and Chief Executive Officer. This position is exempt. I have accepted this position with an annual salary of $225,000.00. All automobile expenses, including car notes, will be paid by StockUp.com, and I will be allowed a $3,000.00 per month personal spending limit.

         I also acknowledge that upon the completion of StockUp.com becoming a public company, I will receive 3,900,000 of company common shares under the terms and conditions of the attached letter.

         I have received a copy of the StockUp.com Personnel Policies Handbook. I have read the handbook; I understand the Company's at-will policy; I understand the introductory period; I understand the importance of disclosing other positions I may currently be holding; I understand the "personal advantage/conflict of interest & use of insider information" sections; and I agree to follow the policies described.

         If I have any questions about the policies in this handbook, I understand I may talk to the Human Resources Representative or the President.


 /s/  Michael Calderone                                 6/1/99
-----------------------------------------            ---------------------------
Signature of Employee                                Date


 /s/ Michael Calderone                                  6/1/99
-----------------------------------------            ---------------------------
President                                            Date

For your personnel records, please provide the following information:

Three personal references with telephone numbers: (list one name of who to contract in case of emergency)

------------------------------------------   -------------------------------

------------------------------------------   -------------------------------

------------------------------------------   -------------------------------